Exhibit 99.1

Industrial Enterprises of America Reports Second Quarter Revenue of $17 Million
Friday February 16, 8:00 am ET
NEW YORK--(BUSINESS WIRE)--Industrial Enterprises of America, Inc. (OTC BB:IEAM - News), a specialty automotive aftermarket supplier, today announced results for the fiscal second quarter and six months ended December 31, 2006.

Revenue for the second quarter was a record $17.0 million as compared with $10.0 million in the first fiscal quarter of 2007 and $5.6 million for the same period in fiscal 2006. The increase over last year's second quarter was partially due to the inclusion of the Pitt Penn Group, acquired January 31, 2006, which added approximately $5.0 million in revenue, and also reflects increased demand across the Pitt Penn and Unifide product lines. The 70% sequential revenue gain over the first quarter was due to the company's higher production level, resulting from operating efficiencies combined with strong order flow within the company's end markets.

The company reported gross profit of $4.0 million, representing a gross margin of 23.7%, versus $2.7 million, or 27.1%, in the first quarter of fiscal 2007 and $1.4 million, or 24.7%, in the second quarter of fiscal 2006. The decrease in margins was due to a different product mix as a result of expanding operations and the mild weather in the December quarter. EBITDA (earnings before interest, taxes, depreciation and amortization) for the quarter was $2.8 million, or $0.20 per share. Income from operations was $2.3 million in the quarter versus $345,000 in the first quarter. Notably, operating expenses were 25%, or $600,000, lower than the first quarter reflecting the absence of one-time expenses arising from the consolidation of our facilities. The net loss for the quarter was ($1.8 million), which includes $4.1 million in non-cash expenses associated with the company's convertible securities and warrants. The conversion of over 50% of the convertible notes and exercise of warrants resulted in an accelerated charge to income of the valuation of such securities added to the balance sheet arising from their issuance. The company's fully diluted shares calculated using the treasury method as of December 31, 2006 was 13.9 million.

For the six months of fiscal 2007, Industrial Enterprises of America reported revenue of $27.0 million versus $10.6 million in the same period last year, reflecting the acquisition of Pitt Penn and increased demand for its automotive products. Gross profit was $6.8 million, representing a gross margin of 25.2%, versus $2.8 million, or 26.6%, for the same period in fiscal 2006. EBITDA was $5.8 million, or $0.41 per share. The net loss for the period was ($1.1) million, versus a loss of $(0.8) million for the first half of fiscal 2006.

"We exceeded our revenue target while EBITDA came within an acceptable range. We are pleased with these results given that December temperatures in the Northeast were among the highest on record - limiting sales of our higher-margin seasonal products," stated John Mazzuto, Chief Executive Officer of Industrial Enterprises of America. "By focusing on non-seasonal items and limiting our winter inventory, our production, up 70% from just three months ago, allowed us to grow dramatically. Our Pitt Penn facility performed to plan utilizing a single-shift operation, resulting in lower costs as we produced to match order intake. In addition, our integrated sales force expanded our product penetration across existing outlets. Our order flow now outpaces shipments, and we have already begun our second shift at the Pitt Penn facility ahead of schedule

"Strategically, we have also taken a number of steps to expand our product portfolio and further reduce seasonality in the business," Mr. Mazzuto continued. "We are moving to longer production runs to maximize line efficiency, as our end markets are able to absorb the increased output. Our aerosol business - which recently announced a joint venture in China - continues to move forward on a variety of fronts. This operation should contribute substantially in the coming fiscal year.

"In addition, as part of our strategy to acquire virtual marketing companies, we purchased Fire 1st Defense, a firm that sells innovative, consumer-friendly fire extinguishers and suppressants. We anticipate growing demand for this product, boosted by our current distribution channels, and increasing operating efficiency through the utilization of existing capacity at our EMC Packaging plant."

Mr. Mazzuto concluded, "Looking ahead, we are confident that the steps taken in the past six months to improve production efficiencies and rationalize assets place the company in an excellent position to drive top line growth, margin expansion, and return on net assets going forward. We will continue to optimize capacity to meet demand while enhancing productivity."

Between January 17 and February 15, 2007, Industrial Enterprises purchased 100,000 shares of its outstanding common stock. The company has thus purchased 950,000 shares as part of its $10 million buyback program announced December 11, 2006.

Guidance

Management believes that EBITDA is the performance measure that best reflects the company's economic value and provides investors with a consistent metric to track historical results and monitor future results. In providing guidance, management assumes normal weather patterns.

For the third fiscal quarter, Industrial Enterprises estimates revenue of approximately $25 million, with EBITDA per share of $0.32-$0.34. For the fourth fiscal quarter, the company estimates revenue of approximately $30 million, with EBITDA per share of $0.50-$0.52. For fiscal year 2007, Industrial Enterprises estimates total revenue of approximately $80 million, with EBITDA per share of $1.22-$1.24 including the first quarter's $2.4 million income from asset sales. EBITDA per share is calculated using the current fully diluted share count, including treasury method, of 13.9 million shares.

The company makes use of EBITDA (earnings before interest, taxes, depreciation and amortization) as a financial measure which it believes is a useful performance indicator. EBITDA is not a recognized term under generally accepted accounting principles, or "GAAP," and should not be considered as an alternative to net income/(loss) or net cash provided by operating activities, which are GAAP measures. A reconciliation of EBITDA to net income/(loss) appears at the end of this release, as do both actual results for the quarter and year-to-date periods.

Conference Call

Industrial Enterprises of America will host an earnings conference call at 11:00 a.m. Eastern on February 16, 2007 for the company's fiscal second quarter ended December 31, 2006. During the call, John Mazzuto, Chief Executive Officer, will discuss the company's quarterly performance and financial results. The telephone number for the conference call is 877-407-0782. The call will be webcast and can be accessed at http://www.investorcalendar.com.

Investors will be able to access an encore recording of the conference call for one week by calling 877-660-6853 and referencing account number 286, conference number 232183; the recording will be available two hours after the conference call has concluded. In addition, a replay of the webcast will be available for 180 days after the call on http://www.investorcalendar.com.

About Industrial Enterprises of America

Industrial Enterprises of America, Inc., headquartered in New York, NY, is an automotive aftermarket supplier that specializes in the sale of anti-freeze, auto fluids, charcoal fluids, and other additives and chemicals. The company has distinct proprietary brands that collectively serve the retail, professional and discount automotive aftermarket channels.

Except for the historical information contained herein, the matters discussed in this press release may include forward-looking statements or information. All statements, other than statements of historical fact, including, without limitation, those with respect to the objectives, plans and strategies of Industrial Enterprises of America set forth herein and those preceded by or that include the words ``believes,'' ``expects,'' ``given,'' ``targets,'' ``intends,'' ``anticipates,'' ``plans,'' ``projects,'' ``forecasts'' or similar expressions, are forward-looking statements. Although the Company's management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties which could cause the Company's future results to differ materially from those anticipated, including: (i) the Company's history of ongoing operating losses; (ii) the overall marketplace and clients' usage of products, including demand therefore, the impact of competitive technologies, products and pricing, particularly given the substantially larger size and scale of certain competitors and potential competitors, control of expenses, and revenue generation by the acquisition of new customers; Other risks are detailed from time to time in the Company's 2006 Annual Report on Form 10-K, as amended, its Quarterly Reports on Form 10-QSB, and in its other Securities and Exchange Commission reports and statements. The Company assumes no obligation to update any of the information contained or referenced in this press release.

INDUSTRIAL ENTERPRISES OF AMERICA, INC.
Consolidated Balance Sheet
December 31, 2006
(Unaudited)

December 31, 2006 (Unaudited)
ASSETS
Current Assets
Cash	$1,717,581
Accounts receivable, net of allowance of $462,065	13,105,422
Due from related parties	342,166
Inventory	6,147,752
Notes receivable	1,141,583
Prepaid expenses	4,636,960
Total Current Assets	$27,091,464
Investment in common stock	609,230
Property, plant and equipment net of accumulated
depreciation	9,371,141
Investment in joint venture	6,993,931
Other Assets	413,461
Other intangibles, net of amortization	83,367
Debt issuance costs, net of amortization	866,917
Goodwill	5,890,418
TOTAL ASSETS	$51,319,927

LIABILITIES & SHAREHOLDERS' EQUITY
Current Liabilities
Current maturities of long term debt	$5,670,499
Current maturities of long term debt related
parties	2,575,758
Accounts payable	7,398,684
Payable related parties	22,952
Accrued payables	459,373
Accrued interest	120,467
Accrued interest to shareholders and related
parties	207,042

Total Current Liabilities	$16,454,775
Long Term Liabilities
Notes payable net of current debt	1,115,675
Convertible notes payable	1,350,000
Notes payable related parties	3,583,996
Discount on notes payable	(3,620,189)

Total Long Term Liabilities	$2,429,482

Total Liabilities	$18,884,257
Shareholders' Equity
Preferred stock, $0.001 par value, 10,000,000
shares authorized; -0- shares issued and
outstanding as of December 31, 2006	$ -
Common stock, $0.01 par value, 15,000,000 shares
authorized; 12,543,622 shares issued and
outstanding as of December 31, 2006	125,436
Additional paid-in capital	47,313,387
Subscribed stock payable	672,608
Shareholder receivable	(168,000)
Equity development fees, unamortized	(439,003)
Unrealized securities gains (losses)	(2,323,957)
Retained (deficit)	(12,744,801)

Total Shareholders' Equity	$32,435,670

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$51,319,927

INDUSTRIAL ENTERPRISES OF AMERICA, INC.
Consolidated Statement of Operations
(Unaudited)

	Three Months Ended		Six Months Ended
		Dec. 31, 2005		Dec. 31, 2005
	Dec. 31, 2006	(restated)	Dec. 31, 2006	(restated)

Revenues	$16,981,153	$5,626,379	$27,016,539	$10,551,573

Cost of Goods Sold	12,957,840	4,236,325	20,203,356	7,745,140

Gross Profit	$4,023,313	$1,390,054	$6,813,183	$2,806,433

Expenses:
Selling, general
& administrative	890,923	880,310	2,133,536	1,748,560
Doubtful account
expense	-	-	312,514	-
Salaries and
contract labor	273,453	216,365	806,800	293,211
Depreciation and
amortization	487,968	88,508	907,593	119,167
Legal and
professional
fees	113,776	334,774	281,318	470,967

Total Expenses	$1,766,120	$1,519,957	$4,441,761	$2,631,906

Income (loss)
from operations	$2,257,193	($129,903)	$2,371,422	$174,527

Other income
(expense)
Interest expense	(4,096,012)	(938,539)	(5,925,881)	(1,539,966)
Foreign exchange
loss	(9,952)	-	(21,891)	-
Proceeds from sale
of securities	22,733	506,778	64,335	506,778
Litigation
settlement
revenues	-	-	1,045,739	-
Equipment and
realty option
revenues	-	-	375,000	-
Gain on
disposition of
plan and
facilities	-	-	1,000,000	-
Miscellaneous
income	15,147	8,775	34,790	10,289

Net income (loss)	($1,810,891)	($552,889)	($1,056,486)	($848,371)

Net income (loss)
per share basic
and diluted	($0.19)	($0.12)	($0.12)	($0.21)

Weighted average
number of common
shares
outstanding	9,690,961	4,532,831	9,059,764	4,085,187

EBITDA Reconciliation

	Three Months Ended	Six Months Ended
	Dec. 31, 2006	Dec. 31, 2006

Earnings (loss)	$ (1.81) million	$ (1.06) million
Interest	4.09	5.92
D&A	0.48	0.90

EBITDA	$2.76	$5.76

Diluted Shares Outstanding
(treasury method)	13.90	13.90

EBITDA/share	$0.20	$0.41

INDUSTRIAL ENTERPRISES OF AMERICA, INC.
Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended
		December 31, 2005
	December 31, 2006	Restated
Operating activities
Net income (loss)	($1,056,486)	($848,371)
Non-cash items
Depreciation and amortization	520,416	119,167
Amortization of prepaid
consulting fees	284,245	-
Debt discount and beneficial
conversion feature
amortization	1,802,123	468,949
Debt issuance costs amortized	444,191	295,415
Gain on settlement of
litigation	38,399	-
Write-off of prepaid
acquisition costs	125,000	-
Amortization of directors fees	32,625	-
Amortization of equity
development fees	74,806	-
Stock based compensation	-	155,880
Stock based charitable
donations	-	-
Stock sales for notes
receivable	-	(494,233)
Net changes in working capital
accounts
Accounts receivable	(7,340,412)	(852,950)
Other receivable	377,286	-
Related party receivable	-	186,684
Prepaid expenses	21,143	(170,179)
Inventory	2,207,122	(415,537)
Other current assets	4,358	-
Accounts payable	732,437	544,767
Related party payable	-	304,773
Accrued interest	106,877	86,128
Accrued interest related
parties	-	281,733
Current notes payable related
party	-	644,326
Accrued expenses	(351,091)	(504,817)
Other payables	(1,373)	13,784

Net cash (used) by operating
activities	($1,978,334)	($184,481)

Investing activities
Notes receivable - other	($641,583)	$5,767
Payments on due to related
parties	(41,194)	-
Payments on related party loans	(306,684)	(334,068)
Sale of shares in marketable
securities	7,629	-
Additions to property, plant and
equipment	(683,140)	(134,864)
Investment in First Defense,
Inc.	(214,398)	-
Investment in subsidiaries	-	(1,306,463)
Note receivable - Fortco	500,000	-
Note receivable - JS Realty	(100,000)	-
Other	67,288	(20,000)

Net cash (used) by investing
activities	($1,412,082)	($1,455,560)

Financing activities
Proceeds from issuance of debt	$10,231,540	$9,328,277
Principal payments on debt	(11,982,173)	(7,273,194)
Proceeds from notes payable
related party and shareholders	375,000	50,000
Payments on lease payable	(90,499)	-
Accrued interest to related
parties	84,806	-
Proceeds from issuance of
convertible debt	1,000,000	-
Payments on convertible debt	(1,973,000)	-
Proceeds from issuance of common
stock	7,176,114	40,000
Proceeds from un-issued common
stock	77,834	-
Subscribed stock	(100,000)	-
Equity development fees	-	(50,000)

Net cash provided by Financing
Activities	$4,799,622	$1,761,015

Net cash increase for period	$1,409,206	$120,974
Cash at beginning of period	308,375	354,583

Cash at end of period	$1,717,581	$475,557

SUPPLEMENTAL DISCLOSURES RELATED
TO CASH FLOWS:

Interest paid	$1,449,084	$407,741
Taxes paid	$ -	$ -

SUPPLEMENTAL SCHEDULE OF NON-CASH
INVESTING AND FINANCING
ACTIVITIES:
Notes receivable for Power3
Medical Products stock sales	$ -	$500,000
Notes payable for Unifide and
Todays Way acquisition	$ -	$3,750,000
Debt converted to common stock	$1,019,494	$ -
Litigation settlement for
convertible debt	$2,042,760	$ -
Accrued interest converted to
stock	$422,400	$ -
Fixed assets purchased with
options	$375,000	$ -
Fixed assets purchased with
exercise of warrants	$739,200	$ -
Options issued for investment in
joint venture	$6,993,931	$ -
Stock issued for Unifide
acquisition	$ -	$1,050,000
Stock issued for Todays Way
acquisition	$ -	$450,000
Stock issued for services	$25,000	$890,140
Stock issued for prepaid
consulting fees	$4,497,333	$ -
Stock issued for convertible
debt	$42,485	$ -
Stock issued for employment
agreement	$ -	$42,500
Stock issued for equity
development fees	$ -	$628,890
Stock issued for director fees	$ -	$45,000
Stock cancelled	$ -	($5,000)
Unrealized securities gain	$174,929	$